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                                                                    EXHIBIT 23.2


                           [ERNST & YOUNG LETTERHEAD]

            CONSENT OF ERNST & YOUNG REVISEURS D'ENTERPRISES S.C.C.,
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999, except for Notes 1 and 2 as to which the date is November 1, 1999 (Hermes Europe Railtel B.V.), in Amendment 1 to the Registration Statement (Form S-4) and related Prospectus of Global TeleSystems Europe B.V. (formerly Hermes Europe Railtel B.V.), dated on or about February 1, 2000.



February 1, 2000



Ernst & Young Reviseurs d'Enterprises S.C.C.
represented by


/s/ MARC GUNS
--------------------------------------------
Marc Guns
Partner